Exhibit 99.1

News Release

Media Contact:
Michael Klozotsky
Vice President, Corporate Marketing
312.946.2535
Michael.Klozotsky@merge.com

MERGE REPORTS SECOND QUARTER FINANCIAL RESULTS
GAAP sales growth of 22% year-over-year, GAAP EPS of $0.01 per share, adjusted EPS of $0.09 per share

Chicago, IL (July 23, 2015) – Merge Healthcare Incorporated (NASDAQ: MRGE), a leading provider of health information systems for medical imaging, interoperability, and communication, today announced its financial and business results for the second quarter of 2015.

“Merge experienced robust sales growth in the second quarter of 2015. Our healthcare segment bookings in the second quarter of 2015 increased more than 35% compared to Q2 2014,” said Justin Dearborn, Merge Healthcare’s chief executive officer. “Our award-winning cardiology solutions continue to win market share and open up enterprise imaging cross sell opportunities. In the first six months of 2015, Merge’s total cardiology bookings increased greater than 50% from the prior year period. Given our strong first half earnings performance, we are positioned well with respect to our debt covenants and anticipate increasing our investment in new product launches in the second half of the year.”

Financial Summary:

•	GAAP net sales increased 22% to $65.6 million in the second quarter of 2015 compared to $53.8 million in the second quarter of 2014;

•	GAAP net income in the second quarter of 2015 was $2.0 million (or $0.01 per share) compared to a loss of $4.0 million (or ($0.04) per share) in the second quarter of 2014 (which included a $4.8 million debt refinancing charge);

•	Adjusted net income increased 132% to $10.2 million (or $0.09 per share) in the second quarter of 2015 compared to $4.4 million (or $0.05 per share) in the second quarter of 2014;

•	Adjusted EBITDA was $16.7 million (or 25% of GAAP net sales) in the second quarter of 2015 compared to $11.2 million (or 21% of GAAP net sales) in the second quarter of 2014; and

•	Cash balances decreased to $20.6 million as of June 30, 2015, compared to $23.9 million as of June 30, 2014, a decrease of 14%, primarily as a result of approximately $20 million of cash expended in 2015 to acquire D.R. Systems, Inc.

Business Highlights:

•	Increased total bookings for our healthcare segment in the first half of 2015 by over 35% versus the same period in 2014. Over 75% of the increase is attributed to organic growth and the remainder to bookings from our D.R. Systems, Inc. subsidiary, which we acquired in late February 2015;

•	In the first half of 2015, total cardiology bookings increased 58% from the same period in 2014 with sales from our four-time KLAS Category Leader solution Merge Hemo™ record station leading the way;

•	Secured a six–year, preferred vendor contract for radiology solutions from one of the ten largest health systems in the nation;

•	Closed six deals in the second quarter with a transaction value of greater than $1M, with significant net new customer signings across all solutions; and

•	Increased eClinicalOS™ software revenue by 43% in the second quarter of 2015 compared to the same quarter in 2014. Since January 1, 2015, eCOS has more than doubled the size of its commercial organization and doubled the number of quota carrying sales representatives globally.

Quarter Results:

Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):

	Q2 2015	Q2 2014
Net sales	$65.6	$53.8
Operating income	9.1	5.8
Net income (loss)	2.0	(4.0)
Net income (loss) available to common shareholders	0.9	(4.0)
Net income (loss) per diluted share	$0.01	$(0.04)

Cash balance at period end	$20.6	$23.9

Non-GAAP results and other measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q2 2015	Q2 2014
Non-GAAP results
Adjusted net income	$10.2	$4.4
Adjusted EBITDA	16.7	11.2
Adjusted net income per diluted share	$0.09	$0.05

Other measures
Subscription, maintenance & EDI % of net sales	62%	64%
Days sales outstanding	65	88

A reconciliation of GAAP net income (loss) available to common stockholders to adjusted net income and adjusted EBITDA is included after the financial information below.  See “Explanation of Non-GAAP Financial Measures” for definitions of each of these non-GAAP measures and the reason management believes that the adjustments made to arrive at the non-GAAP financial measures provide useful information to investors.

Operating Group Results:

Results (in millions) for our operating groups are as follows:

	Three Months Ended June 30, 2015
	Healthcare	DNA	Corporate/ Other	Total
Net sales:
Software and other	$17.8	$4.9		$22.7
Service	7.9	2.1		10.0
Maintenance	32.8	0.1		32.9
Total net sales	58.5	7.1		65.6
Gross Margin	34.8	5.2		40.0
Gross Margin %	59.5%	73.2%		61.0%
Expenses	23.6	4.2		27.8
Segment income	$11.2	$1.0		$12.2
Operating Margin %	19%	14%		19%
Net corporate/other expenses (1)			$7.5	7.5
Income before income taxes				4.7
Adj. EBITDA reconciling adjustments	6.3	0.5	5.2	12.0
Adjusted EBITDA	$17.5	$1.5	$(2.3)	$16.7
Adjusted EBITDA %	29.9%	21.1%		25.5%

(1)	Net corporate/other expenses include public company costs, corporate administration costs, acquisition-related expenses and net interest expense.

	Net Sales in the Three Months Ended June 30, 2015
	Healthcare		DNA		Total
Revenue Source	$	%	$	%	$	%
Maintenance & EDI	$32.8	56.1%	$0.1	1.4%	32.9	50.2%
Subscription	0.8	1.3%	7.0	98.6%	7.8	11.8%
Non-recurring	24.9	42.6%	-	0.0%	24.9	38.0%
Total	$58.5	100.0%	$7.1	100.0%	65.6	100.0%
	89.2%		10.8%

Explanation of Non-GAAP Financial Measures:

We report our financial results in accordance with U.S. generally accepted accounting principles, or GAAP. This press release includes certain non-GAAP financial measures to supplement this GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from and directly comparable with non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company.  Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend for the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented herein is as follows:

•	Subscription revenue is comprised of software, hardware and professional services (including installation, training, etc.) contracted with and payable by the customer over a number of years. As such, the revenue from these transactions is recognized ratably over an extended period of time. These types of arrangements will include monthly payments (including leases), SaaS and transaction-based clinical trial contracts, renewable annual software agreements (with very high renew rate), to specify a few contract methods, and may include minimum volume or dollar commitments.

•	Non-recurring revenue is comprised of perpetual software license sales and includes software, hardware and professional services (including installation, training and consultative engineering services).

•	Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) preferred stock dividends (b) share-based compensation expense, (c) restructuring and other costs, (d) debt extinguishment costs, (e) one-time tax benefits related to acquisitions, (f) preferred stock accretion of dividend equivalents, (g) acquisition-related amortization, (h) cost of acquisitions, (i) acquisition-related sales adjustments and (j) acquisition-related cost of sales adjustments.

•	Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense and (c) income tax expense (benefit).

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results.  In addition, certain adjustments are described in more detail below:

•	Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP adjusted net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.

•	Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP adjusted net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.

•	Acquisition-related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition was completed. Management adds back this deferred revenue adjustment, net of related costs, for adjusted net income and adjusted EBITDA because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

•	Fully diluted shares as used in our non-GAAP measures includes (a) GAAP weighted shares outstanding, (b) GAAP incremental shares from the assumed exercise of stock options and the assumed lapse of restrictions on restricted stock awards and (c) preferred shares on an if-converted basis adjusted for the period of time that the preferred shares are outstanding. Preferred shares were outstanding for the entire second quarter. For the current year-to-date period, preferred shares were outstanding for 126 of the 181 days in the period.

Notice of Conference Call:

Merge will host a conference call at 8:30 AM ET on Thursday, July 23, 2015. The call will address second quarter results and will provide a business update on the company’s market outlook and strategies for 2015.

Participants may preregister for this teleconference at https://www.webcaster4.com/Webcast/Page/737/9499. Upon registration, a confirmation page will display dial-in numbers and a unique PIN, and the participant will also receive an email confirmation with this information.

A replay via the Internet or phone will be available after the call at http://www.merge.com/Company/Investors/Conference-Call-Info.aspx.

About Merge

Merge is a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare. Merge’s enterprise and cloud-based technologies for image intensive specialties provide access to any image, anywhere, any time. Merge also provides clinical trials software with end-to-end study support in a single platform and other intelligent health data and analytics solutions. With solutions that have been used by providers for more than 25 years, Merge is helping to reduce costs, improve efficiencies and enhance the quality of healthcare worldwide. For more information, visit merge.com and follow us @MergeHealthcare.

Cautionary Notice Regarding Forward-Looking Statements

The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. The potential risks and uncertainties include those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the SEC and are available on our investor relations website at merge.com and on the SEC website at www.sec.gov. Except as expressly required by the federal securities laws, Merge undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
Current assets:
Cash (including restricted cash)	$20,612	$42,531
Accounts receivable, net	46,912	51,300
Inventory	6,816	5,686
Prepaid expenses	4,833	3,690
Deferred income taxes	598	1,131
Other current assets	14,153	11,110
Total current assets	93,924	115,448

Property and equipment, net	4,744	4,079
Purchased and developed software, net	39,994	14,585
Other intangible assets, net	32,513	17,956
Goodwill	270,222	214,374
Deferred income taxes	5,162	5,396
Other assets	2,470	2,499
Total assets	$449,029	$374,337

Current liabilities:
Accounts payable	$22,253	$21,072
Current maturities of long-term debt	11,750	11,750
Accrued wages	7,723	11,169
Restructuring accrual	299	-
Other current liabilities	5,421	4,996
Deferred revenue	64,637	53,184
Total current liabilities	112,083	102,171

Long-term debt, less current maturities, net of unamortized discount	207,612	213,676
Deferred income taxes	4,143	4,025
Deferred revenue	558	1,091
Income taxes payable	1,162	1,109
Other liabilities	1,840	1,664
Total liabilities	327,398	323,736

Series A convertible preferred stock	50,000	-

Total Merge shareholders' equity	71,205	50,115
Noncontrolling interest	426	486
Total shareholders' equity	71,631	50,601
Total liabilities and shareholders' equity	$449,029	$374,337

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales
Software and other	$22,675	$18,021	$39,477	$33,104
Professional services	9,996	10,171	19,480	20,660
Maintenance and EDI	32,928	25,622	61,045	50,953
Total net sales	65,599	53,814	120,002	104,717
Cost of sales
Software and other	8,135	9,085	14,317	15,186
Professional services	7,036	6,017	13,800	12,364
Maintenance and EDI	8,446	6,831	16,246	13,794
Depreciation and amortization	1,965	1,677	3,446	3,272
Total cost of sales	25,582	23,610	47,809	44,616
Gross margin	40,017	30,204	72,193	60,101
Operating costs and expenses:
Sales and marketing	11,545	8,140	20,523	16,147
Product research and development	8,651	7,335	16,879	14,915
General and administrative	8,010	6,404	15,522	13,764
Acquisition-related expenses	331	-	682	26
Restructuring and other expenses	-	-	1,178	-
Depreciation and amortization	2,416	2,563	4,515	5,045
Total operating costs and expenses	30,953	24,442	59,299	49,897
Operating income	9,064	5,762	12,894	10,204
Loss on debt extinguishment	-	(4,821)	-	(4,821)
Other expense, net	(4,417)	(4,217)	(8,943)	(8,353)
Income (loss) before income taxes	4,647	(3,276)	3,951	(2,970)
Income tax expense (benefit)	2,663	675	(15,728)	656
Net income (loss)	1,984	(3,951)	19,679	(3,626)
Less: noncontrolling interest's share	16	22	(60)	24
Net Income (loss) attributable to Merge	1,968	(3,973)	19,739	(3,650)
Less: preferred stock dividends and dividend equivalents related to accretion	1,063	-	6,391	-
Net Income (loss) available to common shareholders of Merge	$905	$(3,973)	$13,348	$(3,650)

Net income (loss) per share - basic	$0.01	$(0.04)	$0.12	$(0.04)
Weighted average number of common shares outstanding - basic	96,889,365	95,190,879	96,753,892	94,926,005

Net income (loss) per share - diluted	$0.01	$(0.04)	$0.12	$(0.04)
Weighted average number of common shares outstanding - diluted	100,008,535	95,190,879	99,718,193	94,926,005

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

		Six Months Ended June 30,
		2015	2014
Cash flows from operating activities:
Net income (loss)		$19,679	$(3,626)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization		7,961	8,317
Share-based compensation		2,472	2,606
Amortization of term loan and note payable issuance costs & discounts		456	711
Loss on extinguishment of debt		-	4,821
Provision for doubtful accounts receivable and allowances, net of recoveries		660	834
Deferred income taxes		(16,039)	460
Net change in assets and liabilities		(6,828)	429
Net cash provided by operating activities		8,361	14,552

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired		(70,136)	-
Purchases of property, equipment and leasehold improvements		(1,477)	(1,772)
Purchased technology and capitalized software development		(1,157)	(1,271)
Change in restricted cash		23	183
Net cash used in investing activities		(72,747)	(2,860)

Cash flows from financing activities:
Proceeds from issuance of preferred stock		50,000	-
Proceeds from debt issuance		-	231,251
Retirement of debt		-	(230,133)
Principal payments on term loans		(5,875)	(8,592)
Preferred stock dividends		(1,476)	-
Stock and debt issuance costs paid		(337)	(237)
Waiver and amendment costs paid		(573)	-
Principal payments on capital leases		(171)	(337)
Proceeds from exercise of stock options and employee stock purchase plan		942	751
Net cash provided by (used in) financing activities		42,510	(7,297)
Effect of exchange rate changes on cash		(20)	(69)
Net (decrease) increase in cash and cash equivalents		(21,896)	4,326
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	42,322	19,337
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$20,426	$23,663

(1)	Restricted cash of $209 and $392 as of December 31, 2014 and 2013, respectively.
(2)	Restricted cash of $186 and $209 as of June 30, 2015 and 2014, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$905	$(3,973)	$13,348	$(3,650)
Preferred stock dividends	1,063	-	1,476	-
Share-based compensation expense	1,207	1,076	2,472	2,606
Restructuring and other	-	-	1,178	-
Debt extinguishment costs	-	4,821	-	4,821
Items associated with significant acquisitions:
Tax expense (benefit)	1,838	-	(16,555)	-
Preferred stock accretion of dividend equivalents	-	-	4,915	-
Amortization of significant intangibles	2,962	2,247	5,147	4,494
Costs of acquisitions	331	-	682	26
Sales adjustments	2,082	273	2,714	435
Cost of sales adjustments	(217)	(75)	(337)	(100)
Adjusted net income	10,171	4,369	15,040	8,632
Depreciation and amortization	1,419	1,993	2,814	3,823
Net interest expense	4,253	4,197	8,506	8,345
Income tax expense	825	675	827	656
Adjusted EBITDA	$16,668	$11,234	$27,187	$21,456

Adjusted net income per share - diluted	$0.09	$0.05	$0.14	$0.09

Non-GAAP fully diluted share count (1)	112,086,035	96,454,513	108,125,734	96,214,289

(1)	Reflects preferred shares on an if-converted basis since issuance in 2015, adjusted for the period of time that the preferred shares have been outstanding.